     [STAMPED]
       FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE        CERTIFICATE OF AMENDMENT
   STATE OF NEVADA           TO THE ARTICLES OF INCORPORATION
    SEP 07 1999                           OF
   No. C8178-95                  FIRST AMERICAN CLOCK CO.
  /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, First American Clock Co. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The present name of the Corporation is First American Clock Co.

     SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

     (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:

                               ARTICLE I - NAME

      The name of the corporation shall be: MangoSoft, Inc.

     (2) The Article entitled ARTICLE IV-STOCK, is amended to read as follows:

                              ARTICLE IV- STOCK

    Common. The aggregate number of common shares which this Corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

    Preferred. The Corporation shall be authorized to issue 5,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

    THIRD: The Corporation has effectuated, effective with the commencement of business on September 8, 1999, a 1.734 to 1 forward stock split as to its shares of common stock outstanding as of the opening of business on September 7, 1999, which increases the outstanding shares as of that date from 908,300 shares to 1,575,000 shares. The forward split shall not change the number of shares of Common Stock authorized for issuance by the Corporation.


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    FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 908,300.

    FIFTH: The number of shares voted for such amendments was 800,000 (88%) and no shares were voted against such amendment.

    DATED this 27th day of August, 1999.


                                  FIRST AMERICAN CLOCK CO.



                                  By: /s/ Mick Jardine
                                     ---------------------------------
                                      Mick Jardine, President/Secretary



STATE OF UTAH            )
                         :ss.
COUNTY OF SALT LAKE      )


    The undersigned being first duly sworn, deposes and states: that the undersigned is the President of First American Clock Co., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.


                                    By: /s/ Mick Jardine
                                       --------------------------------
                                          Mick Jardine, President


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STATE OF UTAH            )
                         :ss.
COUNTY OF SALT LAKE      )


    Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of First American Clock Co., a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

    IN WITNESS WHEREOF, I have set my hand and seal this 27th day of August, 1999.



                                       /s/ Thomas G. Kimble
                                           ---------------------
                                           NOTARY PUBLIC

[STAMPED]
NOTARY PUBLIC
THOMAS G. KIMBLE
311 South State Street, Suite 440
Salt Lake City, Utah 84111
My Commission Expires: 11-1-2001
State of Utah

Notary Seal: